Exhibit 23.2

CBIZ CPAs P.C.

Park 80 West, Plaza One, 250 Pehle Avenue
Suite 601
Saddle Brook, NJ 07663

P: 201.905.0400

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-4 of our report dated March 27, 2026, with respect to the financial statements of Air Industries Group included in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ CBIZ CPAs P.C.

Saddle Brook, New Jersey

October 21, 2026

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